Consulting Agreement

This Agreement is made this September 1, 2006, by and between Crescent Fund, LLC., a Delaware Limited Liability Company, whose address is The Trump Building, 40 Wall Street, 61st Floor, New York, NY 10005, hereinafter referred to as "CRESCENT" or "Consultant" and CarBiz, Inc., a Canadian corporation, its agents, successors or assigns, hereinafter referred to as "CARBIZ" OR "Client", whose address is 7405 North Tamiami Trail, Sarasota, FL. 34243 Tel: 941 952 9255; Fax: 941 308 3580. References herein to CRESCENT or Consultant shall include Crescent Fund, LLC. and its affiliates.

Whereas Consultant is in the business of providing management consulting services to businesses in an effort to obtain capital from third parties for business use, including equipment leasing, purchase order and/or contract financing, factoring and financing for land and buildings, utilizing various financing instruments and;

Whereas Client desires to retain Consultant for the following purposes:

Institutional investor relations services.

For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, CRESCENT and CARBIZ, collectively "THE PARTIES", hereby covenant and agree as follows:

1. Services

   A. CRESCENT is hereby engaged to provide institutional investor relations services (non-exclusively) for a six month period from the date hereof, including serving as an investment banking liaison, obtaining write ups about the company, acting as an institutional investor public relations consultant and performing the functions listed on Schedule 1 hereto.

2. Compensation

   A. CARBIZ hereby agrees to pay CRESCENT for the services set forth in Paragraph 1 and Schedule 1, the following retainer items:

      a. 1,500,000 shares of restricted stock, herein referred to as the "Restricted Shares", to be issued within three days after the date hereof. Such Restricted Shares cannot be issued pursuant to an S-8 Registration Statement. CRESCENT shall have "piggy back" registration rights with respect to the Restricted Shares, subject to customary terms and conditions (including blackout periods), until such time that CRESCENT can sell the Restricted Shares under Rule 144 under the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act").

   B. CARBIZ shall pay all reasonable out-of-pocket expenses related to the services set forth in Paragraph 1 above and Schedule 1 hereto, subject to written budget approval by CARBIZ prior to incurring the expense.

3. CRESCENT Representations, Warranties and Covenants
   CRESCENT hereby represents, warrants and covenants that:

   A. At CARBIZ's request, CRESCENT will verify its long position in CARBIZ's common stock in a manner reasonably acceptable to CARBIZ, but no more often than once per calendar month, for the duration of this Agreement.

   B. CRESCENT shall not sell, transfer, liquidate or dispose of, or otherwise transfer the economic benefits of ownership of, any vested shares of CARBIZ's common stock or any vested shares of the Restricted Shares for the duration of this Agreement.

   C. In rendering the services contemplated in Section 1 hereof and Schedule 1 hereto, CRESCENT shall comply with all applicable federal and state securities laws and regulations, including, but not limited to:

a. complying with all applicable federal and state requirements governing the conduct and activities of brokers and dealers; and

b. not engaging in any activity that would constitute "general solicitation or general advertising" under Rule 502(c) of the Securities Act.

D. CRESCENT is aware that the Restricted Shares have not been registered under the Securities Act, or any applicable state securities laws, and are being offered to it in reliance upon exemptions from such registration requirements. CRESCENT understands that reliance by CARBIZ on such exemptions is predicated in part upon the truth and accuracy of the statements made by CRESCENT in this Agreement.

CRESCENT hereby represents and warrants that it is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

CRESCENT hereby represents, warrants and covenants that it:

a. alone, or with the assistance of its professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of rendering its services in exchange for the Restricted Shares;

b. has sufficient financial resources to be able to bear the risk of its investment in the Restricted Shares; and

c. has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of CARBIZ for the purpose of asking questions of, and receiving answers and information from, such representatives concerning its investment in the Restricted Shares.

CRESCENT hereby represents and warrants that it will hold the Restricted Shares for its own account for investment purposes and not with a view toward any resale, distribution or other disposition of all or any part of the Restricted Shares in violation of United States federal or state securities laws. No one other than CRESCENT will have any beneficial interest in the Restricted Shares.

CRESCENT understands that because the Restricted Shares have not been registered under the Securities Act that the Restricted Shares are "restricted securities" and cannot be sold unless the Restricted Shares are subsequently registered under the Securities Act or an exemption from registration is available.

CRESCENT agrees that, after the restrictions on transfer contained in this Agreement have terminated, it will in no event sell, distribute or otherwise transfer all or any part of the Restricted Shares unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering the Restricted Shares, (ii) CARBIZ receives an opinion of its legal counsel, in form acceptable to CARBIZ, stating that such transaction is exempt from registration, or (iii) CARBIZ otherwise satisfies itself that such transaction is exempt from registration.

CRESCENT consents to (i) the placing of a legend on any certificate representing the Restricted Shares stating that the Restricted Shares have not been registered and setting forth the restrictions on transfer until such time as such legend is no longer required under applicable United States federal and state securities laws, and (ii) the placing of a stop transfer order on the books of CARBIZ and with any transfer agents of the Restricted Shares in order to implement the restrictions on transfer of such Restricted Shares.

4. CARBIZ Representations, Warranties and Covenants

A. The issuance of the shares referred to in paragraph 2.A.a. hereof shall not be in contravention of Section 5 of the Securities Act and, specifically, shall not be in contravention of Sections 5(a) and 5(c) of the Securities Act.

5. Termination of Agreement
This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:

A. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
B. Upon the other party taking the benefit of any insolvency law;
C. Upon the other party having or applying for a receiver appointed for either party; and/or
D. Mutual consent of the parties.
E. CARBIZ may terminate this agreement at will after 60 days. Should CARBIZ terminate its contract at any time, CRESCENT shall return to CARBIZ 750,000 of the Restricted Shares and shall retain the right of ownership with respect to the remaining 750,000 Restricted Shares.

6. Notices
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which THE PARTIES may subsequently agree to in writing, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to a courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such PARTY to the extent necessary to give such notice.

7. Attorney Fees
In the event either PARTY is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing PARTY shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

8. Time is of the Essence
Time is hereby expressly made of the essence of this Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

9. Inurement
This Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

10. Entire Agreement
This Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

11. Amendments
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

12. Waivers
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the PARTY to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present

waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

13. Non-Waiver
The failure of either PARTY, at any time, to require any such performance by any other PARTY shall not be construed as a waiver of such right to require such performance, and shall in no way affect such PARTY'S right to require such performance and shall in no way affect such PARTY'S right subsequently to require a full performance hereunder.

14. Construction of Agreement
Each PARTY and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

15. Non-Circumvention Agreement
CARBIZ agrees, represents and warrants herby that it shall not circumvent CRESCENT with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by CRESCENT to CARBIZ of CARBIZ pursuant to the terms with CRESCENT for the purpose of, without limitation, this Agreement and for a period of six (6) months from the date of execution by THE PARTIES of this Agreement.

16. Applicable Law
THIS AGREEMENT IS EXECUTED UNDER AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW YORK FOR WHICH THE COURTS IN NEW YORK CITY, NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

17. Counterparts
This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

18. Facsimile
A facsimile copy of this Agreement is acceptable.

19. Acceptance of Agreement
Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

[signature page follows]

Consulting Agreement

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this [Sept. 1,] 2006, by and between:

CRESCENT FUND, LLC.
A Delaware Limited Liability Company

By:

Janette Diller-Stone, President & CEO
Date: September 1, 2006

CARBIZ, Inc.
A Canadian corporation

By:
Carl Ritter, CEO
Date: September 1, 2006

Schedule 1 - Project Scope

Project Activities: CRESCENT, in providing institutional investor relations services, shall perform the following project specific functions and merge CRESCENT efforts with CARBIZ resources, as needed. The emphasis of this project shall be personal introductions of the CARBIZ to money managers, fund managers, hedge fund managers, portfolio managers, financial analysts, institutional brokers, venture capitalists, investment bankers, and wholesale/retail market makers. All out-of-pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) that are pre-approved in writing by CARBIZ shall be paid for by CARBIZ.

- Conduct analysis that combines CARBIZ's due diligence and CRESCENT in-house analysis tools to emphasize marketability.
- Coordinate buy-side and sell-side brokerage research coverage bringing CARBIZ to these sources and facilitating their institutional research. This provides CARBIZ and CRESCENT additional analysis reports from promoting services.
- Develop project related Executive Summary for mail-out/distribution.
- Plan marketing campaign matching CARBIZ to CRESCENT'S proprietary contact base and other investment prospects/sources anchored by Internet presence.
- Develop comprehensive press list based upon trade and institutional investment related publications.
- Create list of project specific publications and electronic advertising sources for print and Internet.
- Distribute press releases in hard copy and over the Internet (CARBIZ initiated only).
- Implement print media articles and advertising (CARBIZ initiated only).
- Design print ads for trade and investment related publications.
- Maintain Website Optimization and Analysis.

Optional Project Activities: These ancillary projects can be provided at CARBIZ's discretion and cost.

- Conduct road shows, with direct CARBIZ's participation, in cities targeted because of CRESCENT'S institutional investor contact base.
- Design and Coordinate Trade Booths
- Attend trade shows and conferences.
- Hold press/analysts seminars for institutional investors and investment managers.
- Develop investor relations section on CARBIZ's website.
- Develop project related web pages.
- Write media alerts and press releases to continuously generate press relating to CARBIZ and its stock performance, emphasizing both standard and Internet dissemination (CARBIZ initiated only).
- Plan and implement direct mail campaign to CRESCENT contact base and CARBIZ related contacts with follow-up telephone sales contact.

TS RIC 1531030v3